Paul Hastings LLP

101 California Street, 48th Floor

San Francisco, California 94111

(415) 856-7000

davidhearth@paulhastings.com

February 27, 2018

VIA EDGAR

TCW Alternative Funds

865 South Figueroa Street, Suite 1800

Los Angeles, CA 90017

Re:	TCW Alternative Funds -- File Nos. 333-201676 and 811-23025

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to TCW Alternative Funds (the “Registrant”), as shown in Post-Effective Amendment No. 12 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ David A. Hearth

David A. Hearth

for PAUL HASTINGS LLP